Exhibit 99.1

[Health Net, Inc. Logo]
[UnitedHealth Group Logo]

Media Contacts:

Margita Thompson
Health Net, Inc.
818.676.7912
margita.thompson@healthnet.com

Molly Tuttle
Health Net Federal Services
916.351.5355
molly.tuttle@healthnet.com

Karl Oestreich
UnitedHealth Group
952.936.1226
karl_oestreich@uhc.com

HEALTH NET AND UNITEDHEALTH GROUP TEAM TO BID FOR UPCOMING
DEPARTMENT OF DEFENSE HEALTH CARE CONTRACTS

Companies to Support High-Quality, Affordable Health Care for
Service Members, Retirees and their Families

SACRAMENTO, Calif., (November 27, 2007) – Health Net Federal Services, LLC (Health Net), the government operations division of Health Net, Inc. (NYSE:HNT), and UnitedHealth Group (NYSE:UNH), the nation’s largest health and well-being provider, announced today that the two companies will team on certain upcoming federal contracting opportunities for the delivery of high-quality, affordable health care for military service members, retirees and their families.

Health Net and UnitedHealth Group will combine their vast health care experience, expertise and resources to respond to the Department of Defense’s (DoD’s) Request for Proposal (RFP), expected to be released soon, for the next generation of the TRICARE managed care support contracts. DoD, through its TRICARE Management Activity and the Military Health System, provides quality health care to more than 9.1 million active and retired service members and their families.

Collectively, Health Net and UnitedHealth Group have provided health care services for more than 50 years, including commercial services, federal and state government contracts and behavioral health lines of business. Health Net, as the managed care support contractor for the TRICARE North region, serves more than 3 million uniformed service beneficiaries, active and retired, and their families. UnitedHealth Group’s Military and Veterans Health Services business unit is dedicated to leveraging resources from across the company to complement and enhance care to the nation’s military and veterans. UnitedHealth Group’s focus is on improving access, quality and costs of care, while empowering service beneficiaries with tools and information to make the best health care choices and decisions. Working together, Health Net and UnitedHealth Group will bring private sector best practices to help solve the toughest health care problems for beneficiaries.

At time of this release, DoD’s TRICARE RFP had not yet been released in final form.

About Health Net Federal Services

Health Net Federal Services, a subsidiary of Health Net, Inc., has a long history of providing cost-effective, quality managed health care programs for government agencies including the Department of Defense and Veterans Affairs. As the managed care support contractor for the TRICARE North Region, Health Net provides health care services to over 3 million uniformed services beneficiaries, active and retired, and their families.

Health Net, Inc. is among the nation’s largest publicly traded managed health care companies. Its mission is to help people be healthy, secure and comfortable. The company’s health plans and government contracts subsidiaries provide health benefits to approximately 6.7 million individuals across the country through group, individual, Medicare, Medicaid and TRICARE and Veterans Affairs programs. Health Net’s behavioral health subsidiary, MHN, provides mental health benefits to approximately 7.0 million individuals in all 50 states. The company’s subsidiaries also offer managed health care products related to prescription drugs, and offer managed health care product coordination for multi-region employers and administrative services for medical groups and self-funded benefits programs.

For more information on Health Net, Inc., please visit the company’s Web site at www.healthnet.com. For more information on Health Net Federal Services, please visit www.healthnetfederalservices.com.

About UnitedHealth Group

UnitedHealth Group is a diversified health and well-being company dedicated to making health care work better. Headquartered in Minneapolis, Minn., UnitedHealth Group offers a broad spectrum of products and services through six operating businesses: UnitedHealthcare, Ovations, AmeriChoice, Uniprise, OptumHealth and Ingenix. Through its family of businesses, UnitedHealth Group serves more than 70 million individuals nationwide. Visit www.unitedhealthgroup.com for more information.

Cautionary Statements

Health Net, Inc. and its representatives may from time to time make written and oral forward-looking statements, including statements contained in news releases, in Health Net’s filings with the Securities and Exchange Commission, in the company’s reports to shareholders and in meetings with investors and analysts, within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, that involve a number of risks and uncertainties. All statements, other than statements of historical information provided herein, may be deemed to be forward-looking statements. These statements are based on management’s analysis, judgment, belief and expectation only as of the date hereof, and are subject to uncertainty and changes in circumstances. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “may,” “should,” “could,” “estimate,” “intend” and other similar expressions are intended to identify forward-looking statements. Actual results could differ materially due to, among other things, rising health care costs, negative prior period claims reserve developments, trends in medical care ratios, issues relating to provider contracts, litigation costs, regulatory issues, operational issues, health care reform and general business conditions. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included within the company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements. The company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date of this release.

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